Exhibit 10.1

         CORCOM 1997 KEY EMPLOYEES' INCENTIVE STOCK OPTION PLAN


1.	Purpose.

The purpose of this stock option plan ("the Plan") is to assist CORCOM, INC. ("Corcom") in retaining and developing strong management by providing a means whereby officers and other key management employees of Corcom and of its subsidiaries will be given an opportunity to purchase the stock of Corcom.
The word "subsidiary," as used herein, means any corporation in which Corcom owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

2.	Administration.

This Plan shall be administered by the Executive Compensation Committee of the Board of Directors of Corcom (the "Committee"), which shall be composed of such members (not less than two) as shall be appointed from time to time by the Board. No member of the Committee shall be appointed who does not qualify as a non-employee director, as defined by SEC Rule 16b-3. Subject to the provisions of this Plan, the Committee shall have the exclusive power to:

(a)	Determine from time to time which of the eligible persons shall be granted Options under the Plan, and the time or times when, and the number of shares for which, an Option or Options shall be granted to each;

(b)	Construe and interpret the Plan and Options, granted under it, and establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	 Prescribe the terms and provisions of each Option granted (which need not be identical); and

(d)	Determine all questions of policy and expediency that may arise in the administration of the Plan, and generally, exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of Corcom.

Decisions and determinations by the Committee shall be final and binding upon all parties, including Corcom, its shareholders, participants and other employees.

3.	Shares Subject to the Plan.

Subject to the provisions of paragraph 10 (relating to the adjustment upon changes in stock), the stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 170,000 shares of Corcom's authorized, no par value Common Stock, and may be unissued shares, reacquired shares or shares bought on the market for the purposes of the Plan. If any Options granted under the Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the stock not purchased under such Options shall be available again for the purposes of the Plan.

4.	Eligibility.

Options may be granted only to salaried officers and other salaried key management employees of Corcom or of its subsidiaries (whether or not directors of Corcom or any subsidiary). A director of Corcom shall not be eligible for the benefits of the Plan unless he also is a salaried officer or other salaried key management employee of Corcom or of a subsidiary. A person otherwise eligible nevertheless shall not be eligible for an Option under the Plan at any time when he owns stock possessing more than ten percent of the total combined voting power or value of all classes of stock of Corcom or of a subsidiary of Corcom, unless, anything herein to the contrary notwithstanding, the purchase price under an Option granted to such person shall not be less than 110% of the fair market value of the stock subject to such an Option on the date the Option is granted, and the Option by its terms is not exercisable after five years from the date granted.
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A person otherwise eligible shall not be granted an incentive stock option under this Plan or any other such plans of Corcom or its subsidiaries, during any one calendar year if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any person during any calendar year (under all plans of Corcom and its parent and subsidiary corporations) shall exceed $100,000.

5.	Terms of Option Agreements.

Each option agreement shall be in such form and shall contain such provisions as the Committee from time to time shall deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

(a) The purchase price under each Option shall not be less than 100% of the fair market value of the stock subject to the Option on the date the Option is granted.

(b)	The purchase price shall be payable in full in cash upon exercise of the Option; provided, however, that in lieu of cash an option holder may make payment in whole or in part by tendering to Corcom shares of Common stock of Corcom held for at least six months and valued at fair market value.

(c)	The maximum term of any Option shall be ten years from the date it was granted.

(d)	No Option shall be exercisable within the first six months
following its grant; provided, however, that this limitation shall not apply in the event of the death of the option holder; provided, further, that in no event shall any Option be exercisable prior to the approval of this Plan by the holders of a majority of the shares of Corcom's Common Stock at its next annual shareholders' meeting.

(e)	An Option shall not be transferable except by will or by the laws of descent and distribution, and during the lifetime of the person to whom the Option is granted he alone may exercise it.

(f)	An Option shall terminate and may not be exercised if the person to whom it is granted ceases to be employed by Corcom, or by a subsidiary of Corcom, except that, subject to the limitation hereafter stated in this subparagraph (e), (i) if his employment is terminated by any reason other than his death or conduct which in the judgment of the Committee involves dishonesty or action by him which is detrimental to the best interest of Corcom, he may at any time within three months after termination of his employment exercise his Option but only to the extent that it was exercisable by him on the date of termination of his employment; and (ii) if he dies while in the employ of Corcom or of a subsidiary, or within three months after termination of his employment, his Option may be exercised at any time within 18 months following his death by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent or distribution, but only to the extent that such Option was exercisable by him on the date of termination of his employment. The limitation mentioned above is that an Option may not be exercised to any extent by anyone after the expiration of its term.

(g)	Neither a person to whom an Option is granted, nor his legal representative, heir, legates, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until he has received a certificate or certificates therefor.

(h)	The minimum number of shares with respect to which an Option may be exercised in part at any time is 100.
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6.	Restrictions on Shares.

As a condition to exercise of any Option, the option holder shall represent, warrant and agree with Corcom as follows:

(a)	He is purchasing the shares with respect to which such Option is being exercised for his own account for investment and not with any present intention to resell or distribute the same.

(b)	He has been advised that the issuance of said shares to him has not been registered under the Securities Act of 1933, as amended (the "Act"), and that said shares must be held by him indefinitely unless (i) distribution of said shares has been registered under the Act, (ii) a sale of said shares is made in conformity with the provisions of SEC Rule 144 or (iii) in the opinion of counsel acceptable to Corcom some other exemption from registration is available.

(c)	He will not make any sale, transfer or other disposition of said shares except in compliance with the Act and the Rules and Regulations thereunder. He is familiar with all of the provisions of Rule 144, including (without limitation) the holding period thereunder.

(d)	He understands that Corcom is under no obligation to him to
register the sale, transfer or other disposition of said shares by him or on his behalf or to take any other action necessary in order to make compliance with an exemption from registration available. In particular (but without limitation), Corcom is under no obligation to him to make available adequate current public information to enable him to utilize Rule 144.

(e)	He understands that stop transfer instructions will be given
Corcom's transfer agent with respect to said shares and that there will be placed on the certificates for said shares a legend stating in substance:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to an effective registration statement under said Act, SEC Rule 144 or an opinion of counsel acceptable to Corcom that some other exemption from registration is available."

If Corcom should elect in the future to register under the Act shares issuable under this Plan, the Committee may modify or eliminate each of the foregoing representations and warranties as the Committee may deem appropriate.

If at any time Corcom shall be advised by counsel that certain requirements under the federal or state securities laws must be met before shares may be issued under the Plan, Corcom shall notify option holders thereof and Corcom shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

7.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of Corcom.

8.	No Implied Covenants.

No employee or other person shall have any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Corcom or any subsidiary.

9.	Withholding.

Corcom or the subsidiary which employs a participant under this Plan, as the case may be, may take such action as it deems necessary or appropriate for the withholding of any taxes which Corcom or such subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of Options. Such action may include, but shall not be limited to, the withholding of all or any portion of the shares of stock subject to such Option until the participant reimburses Corcom or its subsidiary for the amount which Corcom or such subsidiary is required to withhold with respect to such taxes.
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10.	Adjustment Upon Changes in Stock.

If any change is made in the stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise) appropriate adjustments shall be made by the Board of Directors as to the kind and maximum number of shares subject to the Plan, and the kind and number of shares and price per share of stock subject to outstanding Options.

11.	Amendment of the Plan.

The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in paragraph 10 (relating to adjustments upon changes in stock), no amendment shall be made, except upon approval by vote of a majority of the outstanding shares of Corcom, which will:

(a)	Increase the number of shares reserved for Options under the Plan;
or

(b)	Reduce the Option price below 100% of fair market value at the time an Option is granted.

12.	Termination or Suspension of the Plan.

The Board of Directors at any time may suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on March 1, 2007.

Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by, suspension or termination of the Plan, except by consent of the person to whom the Option was granted.

13.	Effective Date.

Subject to approval by the holders of a majority of the shares of Corcom prior to May 31, 1997, this Plan shall become effective as of March 6, 1997.
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